UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2006

CYMER, INC.

(Exact name of Registrant as specified in charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)           In January 2006, our board of directors approved the use of annual stock unit awards to non-employee directors pursuant to our 2005 Equity Incentive Plan in lieu of quarterly stock options grants.  The form of stock unit award agreement to be used to document the initial awards is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 6, 2006, the compensation committee of our board of directors awarded a discretionary bonus of $350,000 to Robert P. Akins, our chief executive officer.  In awarding the discretionary bonus, the compensation committee sought to recognize the extraordinary contributions made by Mr. Akins during 2005, a year in which we successfully faced a number of challenges, including the loss of the services of our long-time president and chief operating officer.  The discretionary bonus was in addition to the bonus earned by Mr. Akins pursuant to our Annual Incentive Bonus Program.

On February 7, 2006, our board of directors amended our 1996 Employee Stock Purchase Plan to extend the expiration date of the plan until July 31, 2016.  In addition, our board of directors approved an amendment to the plan, subject to shareholder approval at our next annual meeting, to increase the number of shares of common stock reserved for issuance under the plan by 300,000 shares from 1,200,000 shares to 1,500,000 shares.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1         Form of Stock Unit Grant Notice and Stock Unit Agreement under the 2005 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: February 10, 2006		Nancy J. Baker
Senior Vice President and Chief
Financial Officer